Exhibit 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000
FACSIMILE: +1-212-455-2502

August 8, 2025

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 800
Dallas, TX 75225

Ladies and Gentlemen:

We have acted as U.S. counsel to Veritex Holdings, Inc., a Texas corporation (“Veritex”), in connection with the proposed merger (the “Merger”) of Veritex with and into Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of July 13, 2025 (the “Agreement”), by and between Veritex and Huntington. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (as amended, the “Registration Statement”) filed on July 21, 2025, by Huntington, including the joint proxy statement/prospectus constituting a part thereof (the “Proxy Statement/Prospectus”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

We have examined the Agreement and the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Huntington and Veritex and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.  In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) any representations made in the Agreement “to the knowledge of”, or based on the belief of, Huntington and Veritex are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of Huntington and Veritex has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the statements made in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger”, insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of such matters described therein in all material respects.

We do not express any opinion herein concerning any law other than U.S. federal income tax law.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP